UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 9, 2018
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American Assets Trust, Inc.
American Assets Trust, L.P.
(Exact name of registrant as specified in its charter)
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Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, L.P.) (State or other jurisdiction of incorporation)	001-35030 (American Assets Trust, Inc.) 333-202342-01 (American Assets Trust, L.P.) (Commission File No.)	27-3338708 (American Assets Trust, Inc.) 27-3338894 (American Assets Trust, L.P.) (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On January 9, 2018, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into the Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) with the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and other entities named therein, which amends and restates the Amended and Restated Credit Agreement dated January 9, 2014 (as amended, the “Prior Credit Agreement”).

The Second Amended and Restated Credit Agreement provides for aggregate, unsecured borrowings of up to $450 million, consisting of a revolving line of credit of $350 million (the “Revolver Loan”) and a term loan of $100 million (the “$100mm Term Loan”).

Borrowings under the Second Amended and Restated Credit Agreement bear interest at floating rates equal to, at the Operating Partnership’s option, either (1) LIBOR, plus a spread which ranges from (a) 1.05%-1.50% (with respect to Revolver Loans) and (b) 1.30% to 1.90% (with respect to the $100mm Term Loan), in each case based on the Company’s consolidated leverage ratio, or (2) a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 50 bps or (c) LIBOR plus 100 bps, plus a spread which ranges from (i) 0.10%-0.50% (with respect to Revolver Loans) and (ii) 0.30% to 0.90% (with respect to the $100mm Term Loan), in each case based on the Company’s consolidated leverage ratio. The foregoing rates are intended to be more favorable than previously contained in the Prior Credit Agreement. Additionally, the Operating Partnership may elect for borrowings to bear interest based on a ratings-based pricing grid as per the Operating Partnership’s then-applicable investment grade debt ratings under the terms set forth in the Second Amended and Restated Credit Agreement.

The Revolver Loan initially matures on January 9, 2022, subject to the Operating Partnership’s option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The foregoing extension options are exercisable by the Operating Partnership subject to the satisfaction of certain conditions. The $100mm Term Loan matures on January 9, 2019, with no further extension options.

Third Amendment to Term Loan Agreement

On January 9, 2018, the Company and the Operating Partnership entered into the Third Amendment (“Third Amendment”) to Term Loan Agreement (as amended, the “Term Loan Agreement”) with each lender from time to time party thereto, and U.S. Bank National Association, as Administrative Agent, dated as of March 1, 2016.

The Term Loan Agreement maintains the seven-year $150 million unsecured term loan to the Operating Partnership that matures on March 1, 2023 (the “$150mm Term Loan”).

Effective as of March 1, 2018, borrowings under the Term Loan Agreement with respect to the $150mm Term Loan bear interest at floating rates equal to, at the Operating Partnership’s option, either (1) LIBOR, plus a spread which ranges from 1.20% to 1.70% based on the Operating Partnership’s consolidated leverage ratio, or (2) a base rate equal to the highest of (a) 0%, (b) the prime rate, (c) the federal funds rate plus 50 bps or (d) the Eurodollar rate plus 100 bps, in each case plus a spread which ranges from 0.70% to 1.35% based on the Operating Partnership’s consolidated leverage ratio. The foregoing rates are intended to be more favorable than previously contained in the Term Loan Agreement. Additionally, the Operating Partnership may elect for borrowings to bear interest based on a ratings-based pricing grid as per the Operating Partnership’s then-applicable investment grade debt ratings under the terms set forth in the Term Loan Agreement.

Certain of the banks and financial institutions that are parties to the Second Amended and Restated Credit Agreement and Term Loan Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company, Operating Partnership and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Second Amended and Restated Credit Agreement and Third Amendment to Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit Agreement and Third Amendment to Term Loan Agreement, which are filed as Exhibit 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Annual Incentive Bonus Plan and Adoption of 2018 Guidelines

On January 9, 2018, the Compensation Committee of the Company approved a restated incentive bonus plan to reflect the target bonuses thereunder for Robert F. Barton, our Executive Vice President and Chief Financial Officer (100% of base salary), Adam Wyll, our Senior Vice President, General Counsel and Secretary (75% of base salary), and Jerry Gammieri, our Vice President of Construction and Development (50% of base salary).  Our incentive bonus plan focuses annual cash bonus opportunities and payouts, in part, on the achievement of specific, pre-established corporate performance objectives, and in part on individual performance, for each named executive officer. The maximum achievement level with respect to the corporate performance objectives is 200% and the maximum achievement level with respect to the individual performance component is 150%.  In addition, a participant’s maximum overall bonus under the plan may not exceed 175% of his target bonus, unless otherwise determined by the Compensation Committee. The other provisions of our incentive bonus plan remained unchanged.

The Compensation Committee also adopted guidelines under the incentive bonus plan for 2018.  Under the guidelines, 50% of a named executive’s annual bonus will be tied, in part, to corporate performance, with “threshold,” “target” and “maximum” performance levels corresponding to the payout levels for the corporate component of each executive’s target annual bonus payout (with threshold or lower performance representing a 0% payout level for each financial measure, target performance representing a 100% payout level for each financial measure and maximum or greater performance representing a 200% payout level for each financial measure). The corporate financial measure to be utilized for 2018 under the incentive bonus plan is funds from operations per share (or FFO per share).  The other 50% of a named executive’s annual bonus will continue to be determined in the discretion of the Compensation Committee based on the executive’s individual performance and such other factors as the Compensation Committee deems appropriate.

The Company expects to adopt a similar bonus program under the incentive bonus plan for future fiscal years, which will reward achievement at specified levels of corporate financial performance and individual performance and will contain target bonuses consistent with those disclosed above.

The foregoing description of the restated incentive bonus plan is qualified in its entirety by reference to the full text of the restated incentive bonus plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Item 7.01 Regulation FD Disclosure.

On January 9, 2018, the Company and Operating Partnership issued a press release announcing the Second Amended and Restated Credit Agreement and Third Amendment to Term Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company and Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1*
Second Amended and Restated Credit Agreement dated January 9, 2018, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, and other entities named therein.

10.2*
Third Amendment to Term Loan Agreement dated January 9, 2018, by and among the Company, the Operating Partnership, each lender from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

99.1*	Press Release issued by American Assets Trust, Inc. on January 9, 2018.
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*    Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc. By: /s/ Adam Wyll Adam Wyll Senior Vice President, General Counsel and Secretary
January 9, 2018

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*
Second Amended and Restated Credit Agreement dated January 9, 2018, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, and other entities named therein.

10.2*
Third Amendment to Term Loan Agreement dated January 9, 2018, by and among the Company, the Operating Partnership, each lender from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

99.1*	Press Release issued by American Assets Trust, Inc. on January 9, 2018.
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*    Furnished herewith